Exhibit 99.2
RAPID7, INC.
Unaudited Pro Forma Condensed Consolidated Financial Information
The following unaudited pro forma condensed combined financial information and related notes present the historical combined financial information of Rapid7, Inc. and its wholly owned subsidiaries (“Rapid7”, “we,” “our,” “us” and similar terms unless the context indicates otherwise) and Divvy Cloud Corporation ("DivvyCloud") after giving effect to Rapid7’s acquisition of DivvyCloud that was completed on May 1, 2020 (the “Acquisition Date”). The unaudited pro forma condensed combined financial information gives effect to our acquisition of DivvyCloud based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial information.
The unaudited pro forma condensed combined balance sheet as of December 31, 2019 is presented as if the acquisition of DivvyCloud had occurred on December 31, 2019. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 is presented as if the acquisition had occurred on January 1, 2019. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the DivvyCloud acquisition, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the combined entity's results.
The determination and preliminary allocation of the purchase consideration used in the unaudited pro forma condensed combined financial information are based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the Acquisition Date) as we finalize the valuations of the intangible assets acquired and certain components of working capital.
The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.
The unaudited pro forma condensed combined financial information should be read in conjunction with our historical audited consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2019 and the historical audited consolidated financial statements of DivvyCloud for the year ended December 31, 2019 contained in this Amendment No. 1 on Form 8-K/A.

RAPID7, INC.
Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2019
(in thousands)

	Rapid7, Inc. Historical	DivvyCloud Historical	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$123,413	$10,026	$(130,834)	(a)	$2,605
Restricted cash	—	196			196
Short-term investments	116,158	—			116,158
Accounts receivable, net	87,927	4,418			92,345
Deferred contract acquisition and fulfillment costs, current portion	17,047	280	(280)	(j)	17,047
Prepaid expenses and other current assets	20,051	242			20,293
Total current assets	364,596	15,162	(131,114)		248,644
Long-term investments	22,887	—			22,887
Property and equipment, net	50,670	624			51,294
Operating lease right-of-use assets	60,984	—	3,335	(k)	64,319
Deferred contract acquisition and fulfillment costs, non-current portion	34,213	968	(968)	(j)	34,213
Goodwill	97,866	—	106,757	(b)	204,623
Intangible assets, net	28,561	—	21,200	(c)	49,761
Other assets	5,136	67			5,203
Total assets	$664,913	$16,821	$(790)		$680,944
Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$6,836	$350	$1,182	(a), (e)	8,368
Accrued expenses	41,021	506			41,527
Operating lease liabilities, current portion	7,179	—	235	(k)	7,414
Deferred revenue, current portion	231,518	5,538	(2,387)	(d)	234,669
Other current liabilities	119	122	104	(k)	345
Total current liabilities	286,673	6,516	(866)		292,323
Convertible senior notes, net	185,200	—			185,200
Operating lease liabilities, non-current portion	72,294	—	3,100	(k)	75,394
Deferred revenue, non-current portion	36,226	2,558	(1,102)	(d)	37,682
Other long-term liabilities	1,352	409	6,554	(a), (i), (k)	8,315
Total liabilities	581,745	9,483	7,686		598,914
Redeemable preferred stock	—	34,353	(34,353)	(f)	—
Stockholders’ equity (deficit):
Common stock	499	1	(1)	(f)	499
Treasury stock	(4,764)	(3,099)	3,099	(f)	(4,764)
Additional paid-in-capital	605,650	681	(681)	(f)	605,650
Accumulated other comprehensive (loss) income	213	—			213
Accumulated deficit	(518,430)	(24,598)	23,460	(e), (f)	(519,568)
Total stockholders’ equity (deficit)	83,168	(27,015)	25,877		82,030
Total liabilities, redeemable preferred stock and stockholders’ equity (deficit)	$664,913	$16,821	$(790)		$680,944
See notes to unaudited pro forma condensed combined financial information

RAPID7, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2019
(in thousands, except share and per share data)

	Rapid7, Inc. Historical	DivvyCloud Historical	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Products	$261,119	$6,371	$(926)	(l)	$266,564
Maintenance and support	36,778	—			36,778
Professional services	29,050	—			29,050
Total revenue	326,947	6,371	(926)		332,392
Cost of revenue:
Products	59,684	1,007	4,199	(c), (g), (h)	64,890
Maintenance and support	8,495	—			8,495
Professional services	22,967	—			22,967
Total cost of revenue	91,146	1,007	4,199		96,352
Total gross profit	235,801	5,364	(5,125)		236,040
Operating expenses:
Research and development	79,364	8,042	5,262	(g), (h)	92,668
Sales and marketing	157,722	4,454	2,459	(c), (g)	164,635
General and administrative	44,710	6,550	127	(c), (g)	51,387
Total operating expenses	281,796	19,046	7,848		308,690
Loss from operations	(45,995)	(13,682)	(12,973)		(72,650)
Other income (expense), net:
Interest income	6,014	140			6,154
Interest expense	(13,389)	—			(13,389)
Other income (expense), net	(433)	(1)			(434)
Loss before income taxes	(53,803)	(13,543)	(12,973)		(80,319)
Provision for income taxes	42	3	—		45
Net loss	$(53,845)	$(13,546)	(12,973)		$(80,364)
Net loss per share, basic and diluted	$(1.10)				$(1.65)
Weighted-average common shares outstanding, basic and diluted	48,731,791				48,731,791

See notes to unaudited pro forma condensed combined financial information

Note 1. Basis of Pro Forma Presentation
The unaudited pro forma condensed combined balance sheet as of December 31, 2019 combines our historical consolidated balance sheet with the historical consolidated balance sheet of DivvyCloud and has been prepared as if our acquisition of DivvyCloud had occurred on December 31, 2019. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 combine our historical consolidated statements of operations with DivvyCloud’s historical consolidated statements of operations and have been prepared as if the acquisition had occurred on January 1, 2019. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of operations, expected to have a continuing impact on the combined results.
In this unaudited pro forma condensed combined financial information, we have accounted for the acquisition of DivvyCloud using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 805, Business Combinations (ASC 805). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the Acquisition Date. Goodwill as of the Acquisition Date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.
The unaudited pro forma condensed combined financial information contains estimated adjustments, based upon available information and certain assumptions Rapid7 believes are reasonable under the circumstances, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from DivvyCloud based on preliminary estimates of fair value. The final purchase consideration and allocation of the purchase consideration will be determined after final valuation procedures are performed and certain components of working capital including income taxes, are finalized and may differ from the estimates reflected in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.
The unaudited pro forma condensed combined financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies or other restructurings that could result from the acquisition.
Note 2. Preliminary Purchase Consideration and Related Allocation
On May 1, 2020, we acquired DivvyCloud, a Cloud Security Posture Management (CSPM) company, for a purchase price with an aggregate fair value of $137.8 million. The purchase consideration consists of $130.8 million in cash paid at closing, $7.4 million in deferred cash payments and $0.1 million in estimated working capital and other purchase price adjustments. The deferred cash payments are held by Rapid7 to satisfy indemnification obligations and certain post-closing purchase price adjustments that are determined to be owed to Rapid7. The deferred cash payments for post-closing purchase price adjustments is payable three months from the Acquisition Date in the amount of $0.2 million and the remaining $7.2 million is payable on the fifteenth month anniversary of the Acquisition Date. We have determined the fair value of the deferred cash payments was $7.0 million as of the Acquisition Date. In addition, in connection with the acquisition, an aggregate of 200,596 shares of Rapid7’s common stock are to be issued to the founders of DivvyCloud in three equal annual installments beginning on the first anniversary of the closing date. The 200,596 shares of common stock were accounted for as stock-based compensation expense as continued service was required. The fair value of the 200,596 shares of common stock was $8.9 million. The incremental effect of this stock-based compensation expense is included as an adjustment to the unaudited pro forma condensed combined statements of operations (see Note 3h).
The following table summarizes the preliminary allocation of purchase price to the estimated fair value of the assets acquired and liabilities assumed at the Acquisition Date (in thousands):

Consideration:
Cash	$130,834
Deferred cash consideration	6,963
Estimated working capital and other purchase price adjustments	44
Fair value of total consideration transferred	$137,841

Recognized amounts of identifiable assets and liabilities assumed:
Cash, cash equivalents and restricted cash	$10,222
Accounts receivable, net	4,418
Prepaid expenses and other current assets	242
Property and equipment, net	624
Other assets	67
Accounts payable	(350)
Accrued expenses	(506)
Deferred revenue, current portion	(3,151)
Other current liabilities	(226)
Deferred revenue, non-current portion	(1,456)
Intangible assets	21,200
Total identifiable net assets assumed	$31,084
Goodwill	106,757
Net purchase price	$137,841
The fair value of identifiable intangible assets was based on preliminary valuations using the income approach. The estimated fair value and useful life of identifiable intangible assets are as follows:

	Amount	Estimated Useful Life
	(in thousands)	(in years)
Developed technology	$18,600	6
Customer relationships	1,700	6
Trade name	900	5
Total identifiable intangible assets	$21,200
The excess of the purchase price over the tangible assets acquired, identifiable intangible assets acquired and assumed liabilities was recorded as goodwill. We believe the goodwill is attributable to expanded product offerings resulting from the integration of the technology acquired with our existing product offerings and increased opportunities to successfully market and sell these new products and features to our customer base. The acquired goodwill and intangible assets were not deductible for tax purposes.
Following the acquisition, we granted to certain retained employees of DivvyCloud restricted stock units (RSUs) for an aggregate of 153,643 shares of our common stock, which will vest over three years subject to continued service. In addition, we granted certain retained employees of DivvyCloud performance-based restricted stock units (PSUs) for an aggregate of 109,760 shares of our common stock, which will vest over a maximum of three years based upon achievement of certain performance conditions and continued service. The RSUs and PSUs are expensed as stock-based compensation expense over the required service periods, assuming the service and performance conditions are achieved. For pro forma purposes, we assumed the RSUs and PSUs were granted on January 1, 2019 and the service and performance conditions had been met. The incremental effect of this stock-based compensation expense is reflected as an adjustment to the unaudited pro forma condensed combined statements of operations (see Note 3g).
Note 3. Pro Forma Adjustments
The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows (dollars in thousands):

(a)To record purchase consideration relating to the acquisition of DivvyCloud including cash paid of $130,834, deferred cash consideration liability of $6,963, recorded to other long-term liabilities, and estimated working capital and other purchase price adjustment liability of $44, recorded to accounts payable.
(b)To record the preliminary fair value of goodwill of $106,757.
(c)To record the preliminary fair value of identifiable intangible assets acquired in connection with the acquisition and associated amortization expenses:

	Preliminary Fair Values	Estimated Useful Life (in years)	Annual Amortization Based on Preliminary Fair Values
Developed technology	$18,600	6	$3,100
Customer relationships	1,700	6	283
Trade name	900	5	180
Total identifiable intangible assets	$21,200		$3,563
The amortization expense associated with developed technology, customer relationships and trade name intangible assets was recorded in cost of revenue, sales and marketing and general administrative expenses in the condensed combined statements of operations, respectively.
(d)To record preliminary fair value adjustments to the assumed deferred revenue liability as of the Acquisition Date, of $2,387 and $1,102, current and non-current portions, respectively.
(e)To record transaction costs of $1,138 incurred by Rapid7 after the December 31, 2019 balance sheets presented herein.
(f)To eliminate the historical redeemable preferred stock, common stock, treasury stock, additional-paid-in capital and accumulated deficit of DivvyCloud to reflect the combined equity structure:

	Redeemable Preferred Stock	Common Stock	Treasury Stock	Additional Paid-in Capital	Accumulated Deficit
Historical balance as reported:
Rapid7	$—	$499	$(4,764)	$605,650	$(518,430)
DivvyCloud	34,353	1	(3,099)	681	(24,598)
Combined historical balances	34,353	500	(7,863)	606,331	(543,028)
Eliminate DivvyCloud historical equity	(34,353)	(1)	3,099	(681)	24,598
Record direct acquisition costs due at closing (see Note 3e)	—	—	—	—	(1,138)
Total adjustments	(34,353)	(1)	3,099	(681)	23,460
Pro forma combined	$—	$499	$(4,764)	$605,650	$(519,568)
(g)To record the effects of stock-based compensation expense related to restricted stock units and performance stock units granted by Rapid7 to DivvyCloud employees and the common stock issued as additional acquisition consideration to founders of DivvyCloud as described in Note 2:

	For the Year Ended December 31, 2019
	Cost of revenue	Research and development	Sales and marketing	General and administrative
Stock-based compensation expense	$145	$6,304	$2,273	$19
Less: Stock-based compensation expense recorded by DivvyCloud	(6)	(82)	(97)	(72)
Adjustments to stock-based compensation expense	$139	$6,222	$2,176	$(53)
(h)To record an expense reclassification of $960 related to software content updates which were recorded in research and development expense in DivvyCloud's historical statement of operations to cost of revenue in order to conform with Rapid7's presentation.
(i)To eliminate the historical warrant liability of DivvyCloud of $116 which was settled as of the Acquisition Date.

(j)To eliminate the historical deferred contract acquisition costs of $280 and $968 from deferred contract acquisition and fulfillment costs, current portion and non-current portion, respectively, as part of purchase accounting there is no future economic benefit associated with these assets.
(k)To record operating right-of-use assets of $3,335 and related operating lease liabilities of $235 and $3,100, current portion and non-current portion, respectively, and to eliminate historical deferred rent of $104 and $293, current portion and non-current portion, respectively, to reflect the adoption of ASU 2016-02, Leases, (Topic 842), as amended (ASC 842).
(l)To record a reduction in revenue of $926 related to the estimated fair value of the acquired deferred revenue.